EXHIBIT 99.1

NEWS FROM

For more information contact:	For media inquiries:
Patricia K. Moore	David P. Garino
Director, Investor Relations	(314) 982-0551
ESCO Technologies Inc.
(314) 213-7277

ESCO ANNOUNCES THIRD QUARTER RESULTS AND
PROVIDES UPDATE TO FY 2003 EARNINGS OUTLOOK

     St. Louis, MO, August 12, 2003, — ESCO Technologies Inc. (NYSE: ESE) today announced its results for the fiscal third quarter and nine months ended June 30, 2003, and has provided an update to its fiscal year 2003 earnings outlook.

     These results, as well as the fiscal year 2003 earnings outlook, reflect the following items: the potential impact of the previously announced “Gains and Charges” and the cumulative effect of the accounting change related to the synthetic lease obligation described in detail within the second quarter earnings release (May 13, 2003); the recently announced divestiture of the Microfiltration and Separations businesses (MicroSep) and the close-out of the interest rate swap; and the costs associated with the Management Transition Agreement (MTA) incurred during the first six months of fiscal 2003. As a result of the complexities involved with presenting the financial results including these items, a comprehensive reconciliation of GAAP reported earnings to the “Operational” earnings is included in the Exhibits attached to this release. The Company believes that the presentation of “Operational” earnings provides additional insight into the Company’s performance.

     In April 2003, the Company sold its Rantec Power Systems Inc. (Rantec) subsidiary for $6 million plus future consideration. The Rantec financial results, previously reported in the “Other” segment, are accounted for as “discontinued operations” at June 30, 2003.

     The Company uses the following definitions in describing its results of operations for the periods noted:

•	“GAAP”: Represents the results of operations required by accounting principles generally accepted in the United States of America.

•	“Adjusted”: Represents the “GAAP” results adjusted to exclude the applicable amounts described in the “Gains and Charges” narrative later in this release. The MTA incurred during the first six months of fiscal 2003 is also excluded.

•	“Operational”: Represents the “Adjusted” results excluding MicroSep. The MicroSep businesses will be presented as discontinued operations beginning in the fourth quarter of fiscal 2003.

Results of Operations ($’s in millions, except EPS)

     Sales and net earnings for the fiscal 2003 and 2002 third quarter and nine-month periods ended June 30 are noted below:

3rd Qtr. - FY 2003	Sales	Net Earnings	Diluted EPS

GAAP	$102.3M	$4.2M	$0.32
Adjusted	$102.3M	$5.3M	$0.40
Operational	$90.9M	$6.7M	$0.51

3rd Qtr. - FY 2002	Sales	Net Earnings	Diluted EPS

GAAP	$92.2M	$5.7M	$0.44
Adjusted	$92.2M	$5.7M	$0.44
Operational	$81.7M	$6.4M	$0.49

9 Months - FY 2003	Sales	Net Earnings	Diluted EPS

GAAP	$323.8M	$16.3M	$1.25
Adjusted	$323.8M	$19.3M	$1.47
Operational	$291.4M	$24.2M	$1.85

9 Months - FY 2002	Sales	Net Earnings	Diluted EPS

GAAP	$258.8M	$15.7M	$1.21
Adjusted	$258.8M	$15.7M	$1.21
Operational	$228.7M	$17.0M	$1.31

Sales

     On a GAAP basis, fiscal 2003 third quarter and nine-month consolidated sales increased 11 percent and 25 percent, respectively, as compared to the fiscal 2002 third quarter and nine-month periods.

     On a segment basis for the fiscal 2003 third quarter and nine months, respectively, Communications sales increased 14 percent and 64 percent; Filtration sales increased 5 percent and 7 percent; and Test sales increased 23 percent and 26 percent, as compared to the respective prior year periods.

     Communications segment sales increased primarily as a result of higher shipments of DCSI’s Automatic Meter Reading (AMR) equipment. Filtration segment sales increased primarily as a result of higher aerospace shipments and deliveries of Filtertek products. The Test segment sales increases are the result of additional test chamber installations, increased volume from the Company’s Asian operations, and sales from the recently acquired acoustic business which contributed $4.1 million to net sales for the nine months ended June 30, 2003.

Earnings Before Interest and Taxes (EBIT)

     EBIT for the third quarter and nine-month periods ended June 30, 2003 was negatively affected by the impact of the “Gains and Charges.” The pretax charges were ($3.0) million and ($5.9) million for the third quarter and nine months, respectively, and are identified as footnote (1) shown within “Earnings before income taxes” in Exhibits 1 and 3, respectively. The Exhibits are attached at the end of this release.

     On a segment basis, the following operational items impacted EBIT during the third quarter. In the Communications segment, EBIT is lower than prior year as DCSI’s third quarter sales included a higher amount of lower margin commercial and industrial (C&I) meter modules. In the Filtration segment, EBIT margins were negatively impacted by the operations of MicroSep and increases in operating expenses. Economic softness in the European marketplace, where the Company is continuing its consolidation efforts, negatively impacted the Test segment EBIT margin.

New Orders and Cash Flow

     New orders in the third quarter and first nine months of fiscal 2003 were $103.8 million and $308.2 million, respectively, resulting in a backlog at June 30, 2003 of $269.7 million.

     During the first nine months of fiscal 2003, the Company generated $18.6 million of free cash flow, which included $7.3 million from the patent litigation settlement. Free cash flow is defined as “Net Cash Provided by Operating Activities — Continuing Operations” less “Capital Expenditures - Continuing Operations”. The MicroSep businesses used approximately $6 million of cash during the first nine months of fiscal 2003. For a reconciliation of free cash flow, see attached Exhibit 9.

Chairman’s Commentary

     Victor L. Richey, Chairman and Chief Executive Officer, commented, “In our last two communications, we identified a number of actions directed at enhancing shareholder value. I appreciate that one by-product of the actions, together with the gains and charges during the year, is that it is difficult to understand the results of our continuing operations.

     “In order to provide additional insight into our operational results and outlook, we have included several tables with this release that provide a detailed reconciliation of the operational results to our GAAP reported numbers. I encourage you to fully review the tables. In short, what is indicated is an operational earnings per share outlook of between $2.45 and $2.55 per share for fiscal 2003. The third quarter operational earnings were $0.51 per share, and the fourth quarter is expected to be between $0.60 and $0.70 per share.

     “On a GAAP basis, and primarily as a result of the charge related to the MicroSep divestiture, Management estimates EPS for fiscal 2003 to be a loss of between ($3.25) and ($3.75) per share. For a reconciliation of fiscal 2003 GAAP EPS to Operational EPS, refer to Exhibit 6.

     “The second half operational earnings per share profile is primarily driven by two issues we had in the third quarter which impacted the timing of our sales and earnings. In Communications, we were late in completing a modification of our automatic meter-reading module to interface with a new electronic meter. The modification was completed early in the fourth quarter and we are now delivering the new product to several customers. In our Test business, we had a number of programs where we experienced customer-driven delays primarily as a result of the late completion of the parent buildings which house our test chambers. While some of this is characteristic of the Test business, the third quarter issues were at an unusually high level. The deliveries and installations we anticipated in the third quarter are now expected to take place over the next two quarters.

     Mr. Richey concluded, “We are on track for a strong fourth quarter across all segments, and as a result of the actions we have taken, we are well positioned going forward to take advantage of the opportunities in our core markets.”

Fiscal 2003 Business Outlook

     Statements contained in the preceding and following paragraphs are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Revenues

     Management expects fourth quarter revenue in the range of $35 million to $37 million for the Communications segment, $53 million to $55 million for the Filtration segment ($40 million to $42 million, excluding MicroSep) and $23 million to $25 million for the Test segment.

Earnings Per Share (GAAP and Operational)

     Considering the items described in the “Gains / Charges” section below, which impact both the amount and the timing of GAAP reported earnings per share (EPS) throughout the third and fourth quarters, and giving consideration to the uncertainties and estimates surrounding the outcome of the final amounts of these items, Management estimates the range of fiscal 2003 GAAP EPS to be a loss of between ($3.25) and ($3.75) per share.

     Management believes earnings per share on an “Operational” basis, as defined above, will be in the range of $0.60 to $0.70 per share for the fourth fiscal quarter and between $2.45 and $2.55 per share for the full fiscal year 2003.

     For a reconciliation of fiscal 2003 GAAP EPS to Operational EPS, see Exhibit 6 attached to this release.

Gains/Charges

     As indicated in the Chairman’s commentary and the second quarter earnings release (May 13, 2003), the Company has incurred, and expects to incur certain gains and charges throughout the second half of fiscal 2003 related to the following items and events. Management’s assessment of the current pretax ranges is provided below:

Patent Litigation Settlement Gain ($2.1M):

     During the third quarter, the Company received the full settlement amount of $7.3 million in cash. The Company recorded a gain of $2.1 million, after deducting $1.4 million of professional fees, related to the patent settlement. The net gain is allocated to past and future licensing periods and the unrealized gain of $3.8 million will be recognized in pretax income over the remaining eight years of the patent.

Rantec Divestiture Gain ($1.6M):

     During the third quarter, the post-closing balance sheet was prepared and the gain was finalized. The gain is included in discontinued operations in the third quarter. Cash of $6.0 million was received in April at closing. The Company is also entitled to additional consideration based on the future operating results of Rantec, which will be recognized as earned.

Whatman MSA Settlement ($0 to $2.3M):

     The Company and Whatman continue to be in settlement discussions and Management continues to believe it will be successful in negotiating a settlement, or otherwise enforcing its contractual rights. Management may not reach a settlement before September 30, 2003, but expects to recover its damages and specified costs either through a negotiated settlement or litigation.

Puerto Rico Facility Exit ($4.3M):

     During the third quarter, Management took a non-cash charge of $4.3 million which adjusted the carrying value of the Puerto Rico facility and equipment to its estimated net realizable value.

Puerto Rico Severance / Move (Total = $1.6M to $1.8M):

     The current assessment reflects the severance agreements with the related personnel at the Puerto Rico facility and the cost of the physical move to Juarez Mexico. The charge incurred to date was $0.5 million, with the balance being expensed as incurred through the exit date. Approximately $0.4 million of the total costs will be incurred in the first half of fiscal 2004.

U.K. Test Move / Restructure ($0.3M to $0.6M):

     These estimates are related to the U.K. restructuring. The charge incurred to date was $0.3 million, with the balance being expensed as incurred through December 31, 2003.

Interest Rate Swap Charge ($2.5M to $3.0M):

     As previously announced, and incident to the decision to divest the MicroSep businesses, Management has decided to close out the interest rate swap related to the synthetic lease obligations. This pretax cash charge will be recognized in the fourth quarter of fiscal 2003.

MicroSep Divestiture Charge ($65M to $75M):

     On July 31, 2003, the Company announced its decision to sell the MicroSep businesses resulting in an estimated non-cash pretax charge of $65 million to $75 million in the fourth quarter of fiscal 2003. The amount of the charge is calculated as the difference between the MicroSep book value (primarily goodwill and other intangible assets) and the estimated proceeds to be received upon completion of the divestiture.

Cumulative Effect of Accounting Change — Synthetic Lease ($2.3M):

     As discussed in the May 13, 2003 earnings release, the Financial Accounting Standards Board (FASB) recently issued Interpretation No. 46, “Consolidation of Variable Interest Entities.” As a result of this new accounting guidance, during the fourth quarter of fiscal 2003, the Company expects to incur an after-tax charge of approximately $1.4 million reported as a cumulative effect of a change in accounting principle related to the synthetic lease.

Conference Call

     The Company will host a conference call today, August 12, 2003, at 9:30 a.m., Central Daylight Time (CDT), to discuss the Company’s fiscal 2003 third quarter operating results and the fiscal 2003 earnings outlook. A live audio web cast will be available on the Company’s web site at www.escotechnologies.com. Please access the web site at least 15 minutes prior to the call to register, download and install any necessary audio software.

     A replay of the conference call will be available today from 12:30 p.m., CDT, until 11:59 p.m., CDT on August 19, 2003. To access the replay, dial 1-888-203-1112 and enter the pass code 262034. In addition, a replay will be available for seven days on the Company’s web site noted above.

Forward-Looking Statements

     Statements in this press release regarding the Company’s ability to negotiate a successful settlement and/or enforce the terms of the MSA, results of future closures, consolidations, relocations, divestitures and real estate sales, the associated costs and resulting savings to be achieved, future fiscal 2003 revenues, gains/charges and earnings and other written or oral statements which are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws. Investors are cautioned that such statements are only predictions, and speak only as of the date of this release. The Company’s actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Company’s operations and business environment including, but not limited to: the timing and terms of the divestiture; further weakening of economic conditions in served markets; changes in customer demands or customer insolvencies; competition; intellectual property rights; the Company’s successful exploitation of acquired intellectual property rights; the performance of discontinued operations prior to completing the divestiture; successful execution of planned facility closures, sales, consolidations and relocations with regard to the Company’s Puerto Rico facility and U.K. facility; the impact of FASB Interpretation No. 46; consolidation of internal operations; integration of recently acquired businesses; delivery delays or defaults by customers; termination for convenience of customer contracts; the Company’s enforcement of its contractual rights under the MSA; timing and magnitude of future contract awards; performance issues with key suppliers and subcontractors; collective bargaining and labor disputes; changes in laws and regulations including changes in accounting standards and taxation requirements; litigation uncertainty; and the Company’s successful execution of internal operating plans.

     ESCO, headquartered in St. Louis, is a leading supplier of engineered filtration products to the process, health care and transportation markets worldwide. In addition, the Company markets proprietary, special purpose communications systems and is the industry leader in RF shielding and EMC test products.

(Tables Attached)

Exhibit 1

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (Unaudited) (Dollars in thousands, except per share amounts)

	Three Months Ended June 30, 2003

						(3)
		(1)		(2)	xMicro	"Opera-
	GAAP	Adj.		"Adjusted"	Sep	tional"

Net Sales	$102,343			102,343	(11,426)	90,917
Cost and Expenses:
Cost of sales	70,970			70,970	(8,077)	62,893
Asset impairment	4,528	(4,528	)(4)	—
SG&A	22,406	(302	)(5)	22,104	(4,660)	17,444
Interest expense	377			377	(202)	175
Other expenses, net	(1,264)	1,801	(6)	537	(240)	297

Total costs and expenses	97,017	(3,029)		93,988	(13,179)	80,809

Earnings before income taxes	5,326	(3,029)		8,355	(1,753)	10,108
Income taxes	2,056	1,018	(7)	3,074	322	3,396

Net earnings from continuing operations	3,270	2,011		5,281	1,431	6,712
Earnings (loss) from discontinued operations, net of tax (8)	(10)			(10)		(10)
Gain (loss) on sale of discontinued operations, net of tax (8)	894	(894)		—		—

Net earnings from discontinued operations	884			(10)		(10)
Net earnings	$4,154			5,271		6,702

Earnings per share:
Basic	$0.33			0.41		0.53

Diluted	$0.32			0.40		0.51

Average common shares O/S:
Basic	12,717			12,717		12,717

Diluted	13,153			13,153		13,153

(1)	Adjustments represent items previously described in the “Gains/Charges” section of this Release.

(2)	Represents results on an adjusted basis, after removing the items described below in (4) — (7).

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(3)	Excludes the operating results of the Microfiltration and Separations businesses for the three-month period ended June 30, 2003. These businesses will be classified as “discontinued operations” beginning in the fourth quarter of fiscal 2003.

(4)	Excludes asset impairment charges of $4,348K related to the Filtertek Puerto Rico facility shutdown consisting of building and equipment write-downs; and $180K of costs related to the U.K. move/restructuring consisting of leasehold improvement write-downs.

(5)	Excludes severance charges consisting of $192K related to the exit of the Puerto Rico facility and $110K related to the U.K. restructuring.

(6)	Excludes the following items:	Amount

	Gain from settlement of patent litigation	(2,056)
	Puerto Rico shutdown/move costs & other	255

		(1,801)

(7)	Represents the tax impact of items described above in (4)-(6).

(8)	Relates to Rantec Power Systems, Inc., which was divested on April 11, 2003 and is classified as “discontinued operations.”

Exhibit 2

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (Unaudited) (Dollars in thousands, except per share amounts)

	Three Months Ended June 30, 2002

			(1)
	GAAP	xMicroSep	"Operational"

Net Sales	$92,154	(10,444)	81,710
Cost and Expenses:
Cost of sales	61,968	(6,946)	55,022
SG&A	20,414	(3,788)	16,626
Interest expense	113	(148)	(35)
Other expenses, net	571	(270)	301

Total costs and expenses	83,066	(11,152)	71,914

Earnings before income taxes	9,088	(708)	9,796
Income taxes	3,404	73	3,477

Net earnings from continuing operations	5,684	635	6,319
Earnings (loss) from discontinued operations, net of tax(2)	54		54
Gain (loss) on sale of discontinued operations, net of tax(2)	—		—

Net earnings from discontinued operations	54		54
Net earnings	$5,738		6,373

Earnings per share:
Basic	$0.46		0.51

Diluted	$0.44		0.49

Average common shares O/S:
Basic	12,581		12,581

Diluted	13,094		13,094

(1)	Excludes the operating results of the Microfiltration and Separations businesses for the three-month period ended June 30, 2002. These businesses will be classified as “discontinued operations” beginning in the fourth quarter of fiscal 2003.

(2)	Relates to Rantec Power Systems, Inc., which was divested on April 11, 2003 and is classified as “discontinued operations.”

Exhibit 3

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Condensed Business Segment Information (Unaudited) (Dollars in millions)

	Nine Months Ended June 30, 2003

						(3)
		(1)		(2)	xMicro	"Opera-
	GAAP	Adj.		"Adjusted"	Sep	tional"

Net Sales	$323,828			323,828	(32,467)	291,361
Cost and Expenses:
Cost of sales	223,433			223,433	(24,184)	199,249
Asset impairment	4,528	(4,528	)(4)	0		0
SG&A	67,757	(1,713	)(5)	66,044	(13,634)	52,410
Interest expense	299			299	(393)	(94)
Other expenses, net	2,463	312	(6)	2,775	(1,144)	1,631

Total costs and expenses	298,480	(5,929)		292,551	(39,355)	253,196

Earnings before income taxes	25,348	(5,929)		31,277	(6,888)	38,165
Income taxes	9,979	2,106	(7)	12,085	1,988	14,073

Net earnings from continuing operations	15,369	3,823		19,192	4,900	24,092
Earnings (loss) from discontinued operations, net of tax (8)	74			74		74
Gain (loss) on sale of discontinued operations, net of tax (8)	894	(894)		—		—

Net earnings from discontinued operations	968			74		74
Net earnings	$16,337			19,266		24,166

Earnings per share:
Basic	$1.29			1.52		1.91

Diluted	$1.25			1.47		1.85

Average common shares O/S:
Basic	12,634			12,634		12,634

Diluted	13,085			13,085		13,085

(1)	Adjustments represent items previously described in the “Gains/Charges” section of this Release and the MTA costs and Whatman MSA charge discussed in the second quarter.

(2)	Represents results on an adjusted basis, after removing the items described below in (4)-(7).

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(3)	Excludes the operating results of the Microfiltration and Separations businesses for the nine months ended June 30, 2003. These businesses will be classified as “discontinued operations” beginning in the fourth quarter of fiscal 2003.

(4)	Excludes asset impairment charges of $4,348K related to the Filtertek Puerto Rico facility shutdown consisting of building and equipment write-downs; and $180K of costs related to the U.K. move/restructuring consisting of leasehold improvement write-downs.

(5)	Excludes $1,411K of costs related to the previously disclosed MTA between the Company and its former Chairman, and $302K of severance charges consisting of $192K related to the exit of the Filtertek Puerto Rico facility and $110K related to the U.K. move/restructuring.

(6)	Excludes the following items:	Amount

	Whatman MSA settlement	1,542
	Gain from settlement of patent litigation	(2,056)
	Puerto Rico shutdown/move costs	202

		(312)

(7)	Represents the tax impact of items described above in (4)-(6) described above.

(8)	Relates to Rantec Power Systems, Inc., which was divested on April 11, 2003 and is classified as “discontinued operations.”

Exhibit 4

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (Unaudited) (Dollars in thousands, except per share amounts)

	Nine Months Ended June 30, 2002

			(1)
	GAAP	xMicroSep	"Operational"

Net Sales	$258,829	(30,160)	228,669
Cost and Expenses:
Cost of sales	174,721	(20,306)	154,415
SG&A	57,826	(10,744)	47,082
Interest expense (income)	220	(410)	(190)
Other expenses, net	1,445	(346)	1,099

Total costs and expenses	234,212	(31,806)	202,406

Earnings before income taxes	24,617	(1,646)	26,263
Income taxes	9,260	313	9,573

Net earnings from continuing operations	15,357	1,333	16,690
Earnings (loss) from discontinued operations, net of tax (2)	346		346
Gain (loss) on sale of discontinued operations, net of tax (2)	—		—

Net earnings from discontinued operations	346		346
Net earnings	$15,703		17,036

Earnings per share:
Basic	$1.26		1.36

Diluted	$1.21		1.31

Average common shares O/S:
Basic	12,492		12,492

Diluted	13,029		13,029

(1)	Excludes the operating results of the Microfiltration and Separations businesses for the nine months ended June 30, 2002. These businesses will be classified as “discontinued operations” beginning in the fourth quarter of fiscal 2003.

(2)	Relates to Rantec Power Systems, Inc., which was divested on April 11, 2003 and is classified as “discontinued operations.”

Exhibit 5

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Condensed Business Segment Information (Unaudited) (Dollars in millions)

	Three Months				Nine Months
	Ended June 30,				Ended June 30,

	2003		2002		2003		2002

Net Sales (GAAP)
Filtration	$53.1		50.4		153.3		142.8
Communications	28.5		25.0		105.9		64.7
Test	20.7		16.8		64.6		51.3

Totals	$102.3		92.2		323.8		258.8

EBIT (GAAP basis)(1)
Filtration	$(0.5	)(2)	4.3	(2)	1.2	(3)	9.7	(3)
Communications	4.8		5.1		23.0		14.3
Test	0.7	(4)	0.9		3.2	(4)	3.2
Other	0.7	(5)	(1.1)		(1.8	)(6)	(2.4)

Totals	$5.7		9.2		25.6		24.8

Note:	Amounts presented above exclude the operations of Rantec, which were classified as “discontinued operations,” beginning in the second quarter of fiscal 2003.

(1)	EBIT is defined as Earnings Before Interest and Taxes.

(2)	A reconciliation for the three months ended June 30, of Filtration segment Net Sales — GAAP and EBIT-GAAP basis to Net Sales — “Operational” and EBIT — “Operational” is shown below:

	Q3 FY 03	Q3	Q3 FY 02	Q3
	Net	FY 03	Net	FY 02
	Sales	EBIT	Sales	EBIT

Filtration Segment-GAAP	$53.1	$(0.5)	$50.4	$4.3
Add: Puerto Rico related costs	—	4.7	—	—
Less: Gain from settlement of patent litigation	—	(2.1)	—	—
Microfiltration/Separations Revenue/Loss	(11.4)	1.6	(10.4)	0.6

Filtration Segment-“Operational”	$41.7	$3.7	$40.0	$4.9

(3)	A reconciliation for the nine months ended June 30, of Filtration segment Net Sales — GAAP and EBIT — GAAP basis to Net Sales — “Operational” and EBIT — “Operational” is shown below:

	YTD FY		YTD	FY
	2003	YTD FY	2002	YTD FY
	Net	2003	Net	2002
	Sales	EBIT	Sales	EBIT

Filtration Segment-GAAP	$153.3	$1.2	$142.8	$9.7
Add: Puerto Rico related costs	—	4.7	—	—
Less: Gain from settlement of patent litigation	—	(2.1)	—	—
Add: Whatman MSA charge	—	1.5	—	—
Microfiltration/Separations Revenue/Loss	(32.5)	6.5	(30.2)	1.2

Filtration Segment-“Operational”	$120.8	$11.8	$112.6	$10.9

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(4)	Test segment amounts include a pretax charge of $0.3 million related to the U.K./Test restructuring, recorded in the third quarter of fiscal 2003.

(5)	Corporate allocations were greater than corporate operating expenses for the quarter ended June 30, 2003.

(6)	Includes $1.4 million of MTA costs recorded in the first six months of fiscal 2003.

Exhibit 6

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (Unaudited) (Dollars in thousands)

EBIT from continuing operations (1) — As Reported

	Three Months Ended		Nine Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

EBIT	$5,703	$9,201	$25,647	$24,837
Interest expense (income)	377	113	299	220
Less: Income taxes	2,056	3,404	9,979	9,260

Net earnings from continuing operations	$3,270	$5,684	$15,369	$15,357

EBITDA from continuing operations (1)

	Q3 FY	Q3 FY	YTD FY	YTD FY
	2003	2002	2003	2002

EBITDA	$8,997	$12,566	$35,972	$34,050
Interest expense (income)	377	113	299	220
Less: Income taxes	2,056	3,404	9,979	9,260
Less: Depreciation	2,482	2,899	7,902	8,127
Less: Amortization	812	466	2,423	1,086

Net earnings from continuing operations	$3,270	$5,684	$15,369	$15,357

(1)	Excludes the operations of Rantec, which is classified as “discontinued operations.”

EPS - FY 2003 Reconciliation	Range

GAAP Outlook	$(3.25)	to	$(3.75)

Estimated Add Back:
(2) MicroSep asset write-down	4.70	to	5.19
(3) MicroSep operating losses	.45	to	.50
(4) Defined “Gains/Charges”	.45	to	.50
(5) Cumulative effect of accounting change	.10	to	.11

EPS Operational Outlook	$2.45	to	$2.55

(2)	Represents the estimated impact of the MicroSep asset writedown, consisting primarily of goodwill and other intangible assets.

(3)	Represents the estimated operating losses for MicroSep for the fiscal year ended September 30, 2003.

(4)	Represents “Gains/Charges” as defined in the narrative, excluding MicroSep asset writedown and cumulative effect of accounting change separately identified.

(5)	Represents the cumulative effect of accounting change, related to the synthetic lease obligation.

Exhibit 7

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Dollars in thousands)

	June 30,	March 31,	Sept. 30,
	2003	2003	2002

	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$45,392	$29,657	$25,160
Accounts receivable, net	71,966	78,034	67,347
Costs and estimated earnings on long-term contracts	5,382	4,793	2,951
Inventories	63,010	63,464	50,991
Current portion of deferred tax assets	18,527	20,038	22,796
Other current assets	7,766	7,511	8,500
Current assets from discontinued Operations (1)	—	3,540	3,643

Total current assets	212,043	207,037	181,388
Property, plant and equipment, net	66,615	68,443	66,254
Goodwill	105,213	105,078	103,283
Deferred tax assets	22,467	24,062	26,950
Other assets	26,936	26,077	26,219
Other assets from discontinued operations (1)	—	3,411	3,858

	$433,274	$434,108	$407,952

Liabilities and Shareholders’ Equity
Short-term borrowings and current maturities of long-term debt	$35	$67	$121
Other current liabilities	68,702	77,181	67,357
Current liabilities from discontinued operations (1)	—	785	1,309

Total current liabilities	68,737	78,033	68,787
Deferred income (2)	3,308	—	—
Other liabilities	22,748	24,271	24,313
Long-term debt	9,319	8,086	8,277
Liabilities from discontinued operations (1)	—	1,092	647
Shareholders’ equity	329,162	322,626	305,928

	$433,274	$434,108	$407,952

(1)	Relates to Rantec Power Systems, Inc., which was divested on April 11, 2003 and is classified as “discontinued operations.”

(2)	Represents long-term portion of unearned income related to the Filtertek patent litigation settlement. Amount is being amortized into income on a straight-line basis over the remaining patent life through 2011. The current portion of $0.5 million is classified in other current liabilities.

Exhibit 8

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (Dollars in thousands)

Nine Months Ended
June 30, 2003

Cash flows from operating activities:
Net earnings	$16,337
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	10,211
Changes in operating working capital	(10,133)
Effect of deferred taxes	4,483
Proceeds from settlement of patent litigation, net	5,244
Other	2,045

Net cash provided by operating activities	28,187
Net cash provided by discontinued operations(1)	(485)

Net cash provided by operating activities	28,672

Cash flows from investing activities:
Capital expenditures	(9,568)
Capital expenditures of discontinued operations (1)	(147)
Acquisition of businesses	(5,364)
Proceeds from divestiture of business	6,000

Net cash used by investing activities	(9,079)

Cash flows from financing activities:
Net decrease in short-term borrowings	(86)
Principal payments on long-term debt	(626)
Purchases of common stock into treasury	(1,438)
Other	2,789

Net cash provided by financing activities	639

Net increase in cash and cash equivalents	20,232
Cash and cash equivalents, beginning of period	25,160

Cash and cash equivalents, end of period	$45,392

Changes in Working Capital:
Accounts Receivable	$(2,052)
Costs and Estimated Earnings on Long-Term Contracts/Inventories	(12,171)
Accounts Payable/Accruals	4,669
Other Current Assets/Other Current Liabilities	(579)

$(10,133)

(1)	Relates to Rantec Power Systems, Inc., which was divested on April 11, 2003 and is classified as “discontinued operations.”

Exhibit 9

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Free Cash Flow (Dollars in thousands)

Nine Months Ended
June 30, 2003

Net cash provided by operating activities — continuing operations	$28,187
Less: Capital expenditures — continuing operations	9,568

Free cash flow (1)	$18,619

(1)	Includes $7.3 million of proceeds from the settlement of patent litigation received during the third quarter of fiscal 2003.

Exhibit 10

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Other Selected Financial Data (Unaudited) (Dollars in thousands)

Backlog And Entered
Orders-Q3 FY 2003	Filtration	Comm.		Test	Other	Total

Beginning Backlog- 3/31/03	$89,521	140,121		38,559	—	268,201
Entered Orders	56,836	24,770	*	22,236	—	103,842
Sales	(53,146)	(28,496	)*	(20,701)	—	(102,343)

Ending Backlog- 6/30/03	$93,211	136,395		40,094	—	269,700	(1)

Backlog And Entered
Orders-YTD FY 2003	Filtration	Comm.		Test	Other	Total

Beginning Backlog- 9/30/02	$80,305	170,668		34,315	7,957	293,245
Entered Orders	166,252	71,574	*	70,412	—	308,238
Sales	(153,346)	(105,847	)*	(64,633)	—	(323,826)
Less: Rantec	—	—		—	(7,957)	(7,957)

Ending Backlog- 6/30/03	$93,211	136,395		40,094	—	269,700 (1)

(1)	Ending backlog at June 30, 2003 excluding the Microfiltration/ Separations businesses is $258.3 million.

	Q3 FY 2003	Q3 FY	YTD FY 2003	YTD FY
	Entered	2003	Entered	2003
*Communications Recap:	Orders	Sales	Orders	Sales

AMR Products (DCSI)	$23,351	27,077	64,452	98,644
SecurVision Video Security (Comtrak)	1,419	1,419	7,122	7,203

Total	24,770	28,496	71,574	105,847
Orders/Sales to PPL	(3,200)	(12,529)	(3,200)	(50,356)

Excluding PPL	$21,570	15,967	68,374	55,491

	Q3 FY	Q3 FY	YTD FY	YTD FY
EBITDA (2)	2003	2002	2003	2002

EBIT	$5,703	9,201	25,647	24,837
Depreciation	2,482	2,899	7,902	8,127
Amortization	812	466	2,423	1,086

EBITDA (4)	$8,997 (3)	12,566	35,972 (3)	34,050

(2)	Excludes Rantec in all periods presented.

(3)	EBITDA includes $3.0 million and $5.9 million of net charges previously described in the “Gains/Charges” section of this Release for the three and nine-month periods ended June 30, 2003, respectively.

(4)	EBITDA includes MicroSep amounts of ($1.1) million and ($0.1) million for the three-month periods ended June 30, 2003 and 2002, respectively, and ($4.7) million and zero for the nine-month periods ended June 30, 2003 and 2002, respectively.

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